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                                                             EXHIBIT 10.10(b)

                    FINANCED MANAGEMENT INVESTMENT AGREEMENT

                  This FINANCED MANAGEMENT INVESTMENT AGREEMENT (this "AGREEMENT") dated as of August 4, 2000, is hereby made between Aames Financial Corporation, a Delaware corporation (the "COMPANY"), and A. Jay Meyerson, an individual residing at [XXXADDRESS DELETED FOR PRIVACYXXX] (the "MANAGEMENT INVESTOR").

                  WHEREAS, the Management Investor is a senior management employee of the Company; and

                  WHEREAS, the Management Investor entered into a Management Investment Agreement with the Company, dated October 25, 1999 (the "Original Management Investment Agreement"), to purchase from the Company, shares of the Company's Series C Convertible Preferred Stock, par value $0.001 per share ("SERIES C PREFERRED STOCK); and

                  WHEREAS, the Management Investor and the Company desire to amend the Original Management Investment Agreement to sell to the Management Investor, shares of the Company's Series D Convertible Preferred Stock, par value $0.001 per share ("SERIES D PREFERRED STOCK"), under the terms and conditions set forth in this Agreement and in that certain Non-Financed Management Agreement entered into on this day between the Management Investor and the Company whereby the Management Investor will purchase additional Shares of Series D Preferred Stock (the "Non-Financed Management Investment Agreement").

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1.  SALE AND DELIVERY.

                  (a) Upon the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties of the Management Investor hereinafter set forth, the Company shall issue, sell and deliver to the Management Investor, and the Management Investor shall purchase from the Company, 294,117 shares of Series D Preferred Stock (such shares of Series D Preferred Stock are referred to collectively herein as the "SHARES") at the price per share equal to $0.85.

                  (b) The purchase price for the Shares being purchased by the Management Investor shall be paid by delivery by the

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Management Investor to the Company of (i) $294.12 (the "Closing Payment") and
(ii)a 6.5% recourse promissory note having an original principal amount equal to the total purchase price of the Shares minus the Closing Payment (the "NOTE"), which Note is attached hereto as EXHIBIT A.

                  (c) The purchase and sale of Shares shall occur at the time and place specified by the Company for such closing, which shall be not more than 60 days after the date hereof (the "CLOSING DATE"), and at the closing of such purchase and sale of Shares:

                  (i) the Company shall deliver to the Management Investor certificates representing the Shares (the "Certificates"), duly endorsed for transfer, transferring to the Management Investor good and marketable title to such Shares, free and clear of all liens and encumbrances; and

                  (ii) the Management Investor shall deliver to the Company:

                       (A)  the Closing Payment;

                       (B)  the Note; and

                       (C) a pledge agreement (the "PLEDGE AGREEMENT")
                  attached hereto as EXHIBIT B, pursuant to which Pledge Agreement, among other things, the Management Investor's obligations under the Note shall be secured by the following:
                  (i) a pledge of (a) the Shares, (b) the shares of Common Stock that may be acquired upon conversion of the Shares (the "UNDERLYING COMMON SHARES"), and (c) certain other collateral described therein; and (ii) delivery of the Certificates.

                  SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT INVESTOR. The Management Investor hereby represents and warrants to the Company as follows:

                  (a) The Shares (and the Underlying Common Shares) to be purchased by such Management Investor will be acquired for investment for the Management Investor's own account and not with a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an exemption therefrom, and in compliance with the terms of this Agreement. The Management Investor is a senior management employee of the Company and is fully familiar with the business of the Company and with the risks associated with the purchase of the Shares pursuant to this

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Agreement. The Management Investor is an accredited investor as defined under
Rule 501(a) under the Securities Act.

                  (b) The Management Investor understands that the Shares and the Underlying Common Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares (and the Underlying Common Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

                  (c) The Management Investor further agrees that each certificate representing the Shares (and the Underlying Common Shares) shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO THE OTHER TERMS SET FORTH IN THAT CERTAIN FINANCED MANAGEMENT INVESTMENT AGREEMENT, DATED AS OF august 4, 2000, AND BY A CERTAIN RELATED PLEDGE AGREEMENT, BETWEEN THE COMPANY AND A. JAY MEYERSON, A COPY OF WHICH AGREEMENTS HAVE BEEN FILED WITH THE SECRETARY OF THE COMPANY AND ARE AVAILABLE UPON REQUEST."

                  SECTION 3. RESTRICTIONS ON TRANSFER OF SHARES. For a period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, the Management Investor may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a "TRANSFER") any of the Shares (or the Underlying Common Shares), without the prior express written consent of the Company, PROVIDED, HOWEVER, that the foregoing restriction on transfer shall not apply (i) if Capital Z Financial Services Fund II. L.P. ("CAPITAL Z") Beneficially Owns (as defined in the Purchase Agreement referred to below) less than (A) fifty percent (50%) of the number of shares of Senior Preferred Stock (as defined in the Purchase Agreement referred to below) purchased by Capital Z on the Initial Closing Date (as defined in the Purchase Agreement referred to below) (the "ORIGINAL PREFERRED SHARES") or
(B) if any Original Preferred Shares shall thereafter have been converted into Common Stock, fifty percent (50%) of the sum of (x) the aggregate number of shares Common Stock owned by Capital Z as a result of such conversion(s) plus (y) the aggregate number

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of shares Common Stock into which any remaining Original Preferred Shares owned by Capital Z may be converted (determined without regard to any limitations on conversion of such shares prior to the Recapitalization (as defined in the Purchase Agreement referred to below)), in each case subject to adjustment for splits, combinations, reclassifications and similar events;
(ii) if the Management Investor dies, retires, is terminated by the Company, or terminates his employment with the Company, subject to the provisions of
Section 4 hereof; or (iii) a Change of Control (as defined in the New Option Plan (as such term is defined in the Purchase Agreement referred to below)) has occurred, but only if a Capital Z Realization Event (as defined in the New Option Plan) has also occurred on or prior to such Change of Control, and PROVIDED, FURTHER, that notwithstanding the foregoing restriction on transfer, the Management Investor may transfer, during the twelve-month period ending on the first anniversary of the Closing Date and during each succeeding twelve-month period, up to 25% of the total number of Underlying Common Shares (whether structured as a transfer of Shares, Underlying Shares or a combination thereof) acquired hereunder (subject to adjustment for splits, combinations, reclassifications and similar events), it being further agreed that the Management Investor may request the Company's Board of Directors to allow the Management Investor to transfer Shares (or Underlying Common Shares) in excess of the 25% limitation described in this proviso if extraordinary liquidity needs have arisen with respect to the Management Investor, and, in such event, the Company (through its Board of Directors) will consider such request in good faith and will not unreasonably withhold its consent to a waiver of such limitation. The "Purchase Agreement" referred to herein shall mean the Preferred Stock Purchase Agreement by and between the Company and Capital Z, dated as of December 23, 1998, as the same may be amended or modified.

                  SECTION 4.  COMPANY'S OPTION TO PURCHASE SHARES.

                  (a) In the event of the death or retirement from, or termination of employment for any reason with, the Company of the Management Investor (a "TERMINATION DATE"), the Company shall have the option, but not the obligation, to purchase all, or any portion, of the Shares (and any Underlying Common Shares that may have been acquired upon conversion of the Shares) then owned by the Management Investor at the Fair Market Value (as hereinafter defined) per Share and/or Underlying Common Share on the Business Day immediately prior to the date on which the Company exercises its option to purchase in accordance with the this Section 4. The Company may exercise the foregoing option at any time within 30 days after the Termination Date, by written notice to the Management Investor, or his legal representative in the case of death, stating a date and time for consummation of the purchase

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no less than 10 nor more than 30 days after giving of such notice. "Fair
Market Value" per Share or per Underlying Common Share, as of any particular date, shall mean (a) in the case of a Share, the product obtained by multiplying (I) the Formula Number (as defined in the Certificate of Designations for the Series D Preferred Stock) in effect as of such date by
(II) the Current Market Price (as defined in the Certificate of Designations for the Series D Preferred Stock) for the period of 15 consecutive Trading Days (as defined in the Certificate of Designations for the Series D Preferred Stock) prior to such date, or (b) in the case of an Underlying Share, the Current Market Price for the period of 15 consecutive Trading Days prior to such date.

                  (b) At the closing of the purchase of Shares (and any Underlying Common Shares) by the Company pursuant to Section 4(a), the Management Investor will deliver the Shares (and any Underlying Common Shares) to the Company against payment by the Company to the Management Investor of the purchase price for such Shares (and any Underlying Common Shares). Such purchase price shall be paid in cash, PROVIDED that if any principal or accrued but unpaid interest is then outstanding under the Note, the cash portion of the purchase price shall be reduced by the amount of such outstanding principal and accrued interest on the Note (with such reduction being applied first to any accrued interest and then to principal), and, if no principal or accrued interest is then remaining on the Note, the Note shall be canceled.

                  SECTION 5. FURTHER ASSURANCES. The Management Investor shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

                  SECTION 6. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to Aames Financial Corporation, 2 California Plaza, 350 South Grand Avenue, Los Angeles, California 90071, Attention: General Counsel, telecopy number (323) 210-5026; and (ii) if to the Management Investor, to the address set forth for the Management Investor in the preamble to this Agreement.

                  SECTION 7. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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                  SECTION 8.  COUNTERPARTS; EFFECTIVENESS. This Agreement may
be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Management Investor and delivered to the Company and the Management Investor.

                  SECTION 9. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  SECTION 10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law principles of such State.

                  SECTION 11. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

                  SECTION 12. ENFORCEMENT. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware of in Delaware State court.

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                  SECTION 13. SEVERABILITY. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

                  SECTION 14. AMENDMENT; MODIFICATION; WAIVER. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                  SECTION 15. EXPENSES. The Company and the Management Investor shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the Company and the Management Investor have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       AAMES FINANCIAL CORPORATION



                                       By:    /s/ John F. Madden, Jr.
                                            -----------------------------
                                       Name:  John F. Madden, Jr.
                                       Title: Senior Vice President and
                                                General Counsel



                                       MANAGEMENT INVESTOR:



                                            /s/ A. Jay Meyerson
                                       ----------------------------------





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